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                                                                       Exhibit 2

                                    BY-LAWS

                                       OF

                               ARIEL GROWTH FUND



                                   ARTICLE I
                                  SHAREHOLDERS


     Section 1. Meetings. Meetings of the Shareholders shall be held at the principal offices of the Trust in Washington. D.C., or at such place within or without the Commonwealth of Massachusetts and on such dates and at such times as the Trustees shall designate.

     Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place, and purposes of the meeting, shall be given by the Trustees by mail to each shareholder at his address as recorded with the Trust at least ten (10) days and not more than ninety (90) days before the meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, including any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Trustees may from time-to-time close the transfer books, the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as shareholders governed by the Declaration of Trust.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote either in person or by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full share shall be entitled to one vote, and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies disagree as to any vote to be cast such vote shall not be received in respect to such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the
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challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Section 5. Inspection of Records. The records, accounts and books of the Trust shall be open to inspection by shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meeting of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.

                                   ARTICLE II
                                    TRUSTEES

     Section 1. The Trustees. The Trust shall have six (6) Trustees, unless and until such number be changed by amendment of the By-Laws or by resolution of the Trustees. The term of office of each Trustee shall expire upon the election of a Successor Trustee at a meeting of Shareholders.

     Section 2. Meeting of Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the president, or by one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or personally delivered to him at least one day before the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice may, however, be waived by any Trustee before or after any meeting. Neither the business to be transacted at, nor the purpose of any meeting of the Trustees need to be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may meet by means of a telephone conference circuit or similar communications equipment, by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such

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meeting.  Any action required or permitted to be taken at any meeting of the
Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 3. Quorum and Vote. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any meeting at which the quorum is present shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time-to-time until a quorum shall be present. Notice of any adjourned meeting need not be given.

     Section 4. Compensation of Trustees. The compensation of the Trustees shall be fixed from time to time by the Trustees. No Trustee shall be precluded from serving the Trust in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                                  ARTICLE III
                                   COMMITTEES

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee, to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session and such other powers of the Trustees as the Trustees may, from time-to-time, delegate to them except those powers which by law, the Declaration of Trust, or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time-to-time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as the Executive Committee) and the term of membership of such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee; in the absence of such a designation, the Committee may elect its own Chairman.

     Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

     All Committees shall keep regular minutes of their meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept

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in the office of the Trust.  All action by Committees shall be reported to the
Trustees at their meeting next succeeding such action.

     Section 3. Compensation. The members of any duly appointmented Committee shall receive such compensation and/or fees as, from time-to-time, may be fixed by the Trustees.

                                   ARTICLE V
                                    OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a President and a Secretary who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including a Chairman, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any two or more of the officers may be held by the same person, except that the same person may not be both President and Secretary. The Chairman, if there be such an officer, and the President shall be Trustees, but no other officer of the Trust need be a Trustee.

     Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of the majority of the Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee.

     Section 4. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

     Section 5. Chairman, President, and Vice Presidents. The Chairman, if there be such an officer, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall have the

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power in the name and on behalf of the Trust to grant, issue, execute or sign any and all documents, contracts, agreements, deeds, mortgages, proxies, powers of attorney or other instruments as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall have such further powers and duties as, from time-to-time, may be conferred upon him or assigned to him by the Trustees. In the absence or disability of the President, the Vice-President or, if there be more than one Vice-President, and Vice-President designated by the Trustees shall perform all of the duties of the President, and when so acting shall have all the powers of the President, subject to the direction of the Trustees. Each Vice-President shall perform such other duties as may be assigned to him from time-to-time by the Trustees or the President.

     Section 6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, the Shareholders, the Trustees and Committees, if any, in proper books provided for that purpose. He shall be custodian of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees. The Secretary may delegate any of his power, authority or duties to any Assistant Secretary of the Trust.

     Section 7. Treasurer. The Treasurer, if there be such an officer, shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian, subcustodian, or special depository as the Trustees shall employ pursuant to
Article IX of the Declaration of Trust. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same, and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time-to-time may be assigned to him by the Trustees. The Treasurer may delegate any of his power, authority or duties to any Assistant Treasurer of the Trust.

     Section 8. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time-to-time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence or disability of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee, agent of the Trust shall have such other duties and authority as may be assigned him by the President.

     Section 9. Evidence of Authority. Anyone dealing with the Trust shall be fully justified in relying on a copy of a resolution of the Trustees or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the seal of the Trust.

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     Section 10.  Compensation.  The compensation of the officers shall be fixed from time-to-time by the Trustees or by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a Trustee.

                                   ARTICLE V
                                  FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of December in each year and shall end on the last day of November in each year, provided, however, that the Trustees may from time-to-time change the fiscal year.

                                   ARTICLE VI
                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time-to-time prescribe.

                                  ARTICLE VII
                               WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless at the time when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or sent by wireless. Any notice shall be deemed to have been given if mailed at the time when it has been deposited in the mail.

                                  ARTICLE VIII
                         SHARES OF BENEFICIAL INTEREST

     Section 1. Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares without par value which the Trustees may from time-to-time issue and sell or cause to be issued and sold.

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     Section 2.  Book Entry Shares.  No certificates need be issued to represent
Shares in the Trust. The Trust shall maintain adequate records to determine the holdings of each Shareholder of record, and such records shall be deemed the equivalent of a certificate representing the Shares for all purposes.

     Section 3. Certificates. All certificates for Shares shall be signed by the Chairman, President or any Vice-President and by the Treasurer, Secretary or Assistant Treasurer or Assistant Secretary and sealed with the seal of the Trust. The signatures may be either manual or facsimile signatures, and the seal may be either facsimile or any other form of seal. Certificates for Shares for which the Trust has appointed a transfer agent shall not be valid unless countersigned by such Transfer Agent.

     Section 4. Transfer of Shares. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded in the books of the Trust, in person or by attorney.

     Section 5. Equitable Interest not Recognized. The Trust shall be entitled to treat the holder of record of any Share as the absolute owner thereof and shall not be bound to recognize any equitable or other claim or interest in such Share on the part of any other person except as may be otherwise expressly provided by law.

     Section 6. Lost, Destroyed or Mutilated Certificates. In case any certificate for Shares is lost, mutilated or destroyed, the Trustees may issue a new certificate in place thereof upon such indemnity to the Trust against loss and upon such other terms and conditions as the Trustees may deem advisable.

                                   ARTICLE IX
                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) by the Trustees, provided, however, that no By-Laws may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-Laws, a vote of the Shareholders.

                                   ARTICLE X
                               BOOKS AND RECORDS

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     The books, accounts and records of the Trusts, including the stock ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such offices or agencies of the Trust as may from time-to-time be determined by the Trustees.

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